UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2022

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Atlantic Park Term Loan

As previously reported, on December 18, 2020, Team, Inc. (the “Company”) entered into that certain Term Loan Credit Agreement (as amended on October 19, 2021, October 29, 2021, November 9, 2021, December 2, 2021, December 7, 2021, February 11, 2022, May 6, 2022, and November 1, 2022, and as further amended from time to time, the “Term Loan Credit Agreement”) with Atlantic Park Strategic Capital Fund, L.P. (“APSC”), as agent, and the lenders party thereto, pursuant to which we borrowed a $250.0 million term loan.

On November 4, 2022, we entered into Amendment No. 9 to the Term Loan Credit Agreement (“Term Loan Amendment No. 9”), which amended the financial covenant under the Term Loan Credit Agreement to provide relief from the maximum net leverage ratio covenant thereunder such that it is not tested until the fiscal quarter ending June 30, 2023 and for each fiscal quarter thereafter at 7.00 to 1.00.

The foregoing summary of Term Loan Amendment No. 9 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Term Loan Amendment No. 9, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Subordinated Term Loan

On November 4, 2022, the Company also entered into Amendment No. 10 (the “Subordinated Term Loan Amendment No. 10”) to that certain Unsecured Term Loan Credit Agreement, dated as of November 9, 2021 (as amended on November 30, 2021, December 6, 2021, December 7, 2021, December 8, 2021, February 11, 2022, May 6, 2022, June 28, 2022, October 4, 2022, and November 1, 2022, and as further amended from time to time, the “Subordinated Term Loan Credit Agreement”) among the Company, as borrower, the lenders from time to time party thereto and Cantor Fitzgerald Securities, as agent. The Subordinated Term Loan Amendment No. 10 amended the financial covenant under the Subordinated Term Loan Credit Agreement to provide relief from the maximum net leverage ratio covenant thereunder such that it is not tested until the fiscal quarter ending June 30, 2023 and for each fiscal quarter thereafter at 7.00 to 1.00.

The foregoing summary of the Subordinated Term Loan Amendment No. 10 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Subordinated Term Loan Amendment No. 10, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

10.1*	Amendment No. 9 to Term Loan Credit Agreement, dated November 4, 2022, among Team, Inc., as Borrower, the financial institutions party thereto, the guarantors party thereto and Atlantic Park Strategic Capital Fund, L.P., as Agent.

10.2*	Amendment No. 10 to Subordinated Term Loan Agreement, dated November 4, 2022, by and among Team, Inc., as Borrower, the lenders party thereto, the guarantors party thereto and Cantor Fitzgerald Securities, as Agent.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Certain schedules and similar attachments have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Administration, Chief Legal Officer and Secretary

Dated: November 10, 2022